UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2020

WideOpenWest, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	001-38101	46-0552948
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7887 East Belleview Avenue, Suite 1000

Englewood, CO 80111

 (Address of Principal Executive Offices, including Zip Code)

(720) 479-3500

 (Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2020, WideOpenWest, Inc. (the “Company”) announced that Teresa Elder, the Company’s Chief Executive Officer, has contracted the COVID-19 virus and is taking a temporary medical leave of absence. In connection with Ms. Elder’s leave of absence, on March 28, 2020, the Company’s Board of Directors (the “Board”) determined that Bill Case, the Company’s Chief Information Officer, will assume Ms. Elder’s authority and responsibilities until she returns from her leave of absence. The Company also announced that Jeff Marcus, the current Chairman of the Board, will temporarily take on a more active role as the Board-appointed Executive Chairman during Ms. Elder’s leave.

Mr. Case, age 49, has served as the Company’s Chief Information Officer since September 2019 with responsibility for leading the Company’s IT, technology transformation, and program management teams. Mr. Case joined the Company in 2018, bringing more than 25 years of finance, operations, technology, business development and human resources experience in the cable, business services and healthcare industries.  His broad experience includes executive roles with AT&T Broadband, TTEC, Hewitt Associates, ProNerve, WCG Partners, and Cochlear.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release Dated March 29, 2020

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEOPENWEST, INC.

Date: March 30, 2020	By:	/s/ D. Craig Martin
D. Craig Martin
Executive Vice President and General Counsel